EXHIBIT 4(a)




Euronet Long-Term Incentive Stock Option Plan and Form of Stock Option Agreement

                          EURONET LONG-TERM INCENTIVE
                               STOCK OPTION PLAN


         1. Purpose of Plan. The purpose of the Euronet Long-Term Incentive Plan (the "Plan") is to (i) increase the ownership of common stock of Euronet Services Inc. (the "Company") by those key employees or independent consultants who are primarily responsible for the continued growth, development and financial success of the Company and its subsidiaries, and (ii) attract and retain such employees and consultants and reward them for the continued profitable performance of the Company and its subsidiaries.

         The Plan was adopted by the Board of Directors of the Company (the Board") on December 17, 1996. Certain stock option grants were made to employees and consultants of the Company or its subsidiaries in agreements made prior to the date of adoption of this Plan. This Plan is intended to incorporate and supersede all such grants which shall, from the date the grantees under such grants so acknowledge, be governed by this Plan.

         2.       Definitions.  The following definitions are applicable herein:

         "Adoption Date" -- December 17, 1996, the date on which the original version of this Plan was adopted by the Board.

         "Award" -- individually or collectively, Options granted hereunder.

         "Board" -- the Board of Directors of the Company.

         "Company" -- Euronet Services Inc., acting for purposes of this plan through the Board. The term "Company" as used herein shall also include any successor to the Company as provided in Section 9.6 of this Plan.

         "Date of Grant" -- the date on which the grant of an Award is authorized by the Company or such other date as may be specified by the Company in such authorization.

         "Date of Retirement" -- the date on which an employee of the Company or a Subsidiary retires from such employment or the effective date of an Early Retirement.

         "Early Retirement" -- the retirement of an employee of the Company or a Subsidiary prior to the legally mandated age of retirement, if any, or that age provided in applicable policies of the Company as such may be instituted from time to time.

         "Eligible Person" -- any person employed or retained as a consultant by the Company or a Subsidiary on a regular basis who satisfies all of the requirements of Section 5.3.

         "Fair Market Value" -- the greater of (i) the per share price at which shares of the Company were issued to or purchased by any party in the last transaction occurring prior to the date of the exercise of the Option, and (ii) the net book value of the Company, divided by the number of the Company shares outstanding at the time of the exercise of an Award by a Participant; provided that the Fair Market Value shall always be at least equal to the par value of the Stock. In the event that a public market is created for shares, then the Fair Market Value of a share of common stock on any day shall be the closing sale quotation on the market with respect to which such shares are traded as reported for such day or, if no such quotation is reported for such day, the average of the high bid and low asked price of common stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of common stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) "trading" days preceding the applicable day. Notwithstanding the foregoing, if no such information is available or if otherwise deemed necessary or appropriate by the Option Committee, the Fair Market Value of a share of common stock on any day shall be determined in good faith by the Option Committee taking into account all relevant material facts and circumstances.

         "Milestone Award" -- an award or option for Milestone Stock granted under Section 6.

         "Milestone Stock" -- shares of series A preferred stock in the Company authorized but unissued for the purposes of granting Milestone Awards pursuant to Section 6.

         "Option" or "Stock Option" -- an option granted under Section 5 of this Plan.

         "Option Committee" -- an Option Committee created by the Board. It is acknowledged that no such committee exists as of the time of the adoption of this Plan and until such creation all functions attributed hereunder to the Option Committee shall be exercised by the Board.

         "Optionee" -- any person to whom an Option is granted under this Plan.

         "Option Period" or "Option Periods" -- the period or periods during which an Option is exercisable as described in Section 5.6.

         "Option Shares" -- shares purchase by an Optionee under an Option.

         "Participant" -- an Eligible Person who has been granted an Award under this Plan.

         "Person" -- any individual or legal entity of any form whatsoever.

         "Plan" -- this Euronet Long Term Incentive Stock Option Plan.

         "Securities Act" -- the laws and regulations of any jurisdiction governing the issuance and trading of securities, including, without limitation, the U.S. Securities Act of 1933.

         "Stock Option Agreement" -- an agreement entered into by an Optionee and the Company pursuant to Section 5 of this Plan.

         "Subsidiary" -- any corporation of which 50% or more of the outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

         "Termination" -- termination of the employment or the consulting arrangement of a person with the Company or any Subsidiary. The Company may, in its discretion, determine whether any "leave of absence" constitutes a Termination for purposes of this Plan and the impact, if any, of any such leave of absence on Awards made under this Plan. The Company shall have the right to determine whether the termination of a Participant's employment or consulting arrangement is a dismissal for cause and the date of Termination in such case, which date the Company may retroactively deem to be the date of the action that constitutes cause for dismissal. Such determinations of the Company shall be final, binding and conclusive.

         "Vested Shares" -- shares of Stock with respect to which an Optionee's purchase right under an Option has vested in accordance with the terms of
Section 5.6.

         3.       Effective Date and Duration.

                  3.1 Effective Date. This Plan shall be effective as of the Adoption Date.

                  3.2 Period for Grant of Awards. Awards may be made as provided herein for a period of ten (10) years after the Adoption Date.

                  3.3 Termination. This Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

         4.       Administration.

                  4.1 The Board; Option Committee. The Plan shall be administered in accordance with the terms of this Plan document by the Board or a committee thereof, provided that all questions of interpretation regarding the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of the Board or the Option Committee, as the case may be. Any such determination shall be final and binding upon all parties affected thereby.

                  4.2 Indemnification. Each member of the Board or the Option Committee (and each person to whom any of them has delegated any authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Articles of Incorporation or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or of any other power that the Company may have to indemnify such person or hold such person harmless.

                  4.3 Reliance on Reports. Each member of the Board or the Option Committee (and each person to whom any of them has delegated any authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Option Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

         5.       Stock Options.

                  5.1 Grant of Stock Options. The Company may, from time to time, grant Stock Options for shares of common stock in the Company to one or more Eligible Persons, provided that: (i) all grants must be approved in advance by the Board; (ii) the aggregate number of shares of Stock subject to Stock Options under this Plan, subject to any adjustment pursuant to Section 5.11, may not exceed Two Million Four Hundred Thirteen Thousand Five Hundred and Eighty-Six (2,413,586) shares; (iii) in the event that a Stock Option lapses or the rights of the Participant to whom it as granted terminate, any shares of Stock subject to such Option shall again be available for the grant of an Option to another Eligible Person under this Plan; and (iv) shares of Stock delivered by the Company under this Plan may be either authorized and unissued Stock, Stock held in the treasury of the Company or Stock purchased on the open market (including private purchases), in accordance with any applicable Securities Act.

                  5.2 Payment Nature of Option. All Options granted shall be in consideration of services performed for the Company or its Subsidiaries by the Optionee. All Options granted shall constitute a special incentive payment to the Optionee and shall not be taken into account in computing the amount of salary or compensation of the Optionee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Optionee, unless such plan or agreement specifically otherwise provides.

                  5.3 Eligibility. Key employees and consultants of the Company and its Subsidiaries (including employees and consultants who are members of the Board) who, in the opinion and sole discretion of the Company, are primarily responsible for the continued growth and development and financial success of the business of the Company or one or more of its Subsidiaries shall be eligible to be granted Awards under the Plan. Subject to the provisions of this Plan, the Company may from time to time select from such Eligible Persons those to whom Awards shall be granted and determine the nature and amount of each Award. The Company shall not be under any obligation to grant any employee or consultant of the Company or its Subsidiaries an Award under this Plan.

                  5.4 Non-Uniform  Determinations.  The Company's determinations under this Plan need not be uniform and may be made by it selectively among Eligible Persons who receive, or are eligible to receive, Options (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Company shall be entitled, among other things, to make non-uniform and selective determinations which may, inter alia, reflect the specific terms of individual employment or consulting agreements, and to enter into non-uniform and selective Option Agreements, as to (a) the persons qualified to receive Options and (b) the terms and conditions of Options.

                  5.5 Number of Shares of Stock Subject to Option. In determining the size of Options to be granted, the Company shall take into account a prospective Participant's job responsibilities, level, performance, potential, cash compensation level, the Fair Market Value of the Stock at the time of granting the Award, as well as such other considerations it deems appropriate.

                  5.6 Stock Option Terms. Each Option granted under this Plan shall be evidenced by a Stock Option Agreement between the Company and the Participant under terms and conditions approved by the Company, provided, however, that unless otherwise provided in the Stock Option Agreement, the following terms and conditions shall apply:

                           (1)      The Optionee's right to exercise the Options
granted shall vest over a period of five years, in five tranches, each equal to one-fifth of the total number of shares of Stock which are the subject of an Option grant. One tranche shall vest on each anniversary of the Date of Grant for five years after the Date of Grant.

                           (2)      The Options are exercisable with respect to
Vested Shares either in total or in part, with a partial exercise not affecting the exercisability of the balance of the Option.

                           (3)      Each Option shall cease to be exercisable as
to any share of Stock, at the earliest of (i) the Optionee's purchase of the entire amount of Stock to which the Option relates or (ii) the lapse of the Option in accordance with Section 5.8 below.

                           (4)      Options are not transferable by the Optionee
except by will or the laws of descent and distribution and shall be exercisable (i) during the Optionee's lifetime only by the Optionee or by
the  Optionee's   guardian  or  legal representative  or (ii) after an
Optionee's death by the  representative  of the
estate of the Optionee as provided in Section 5.8. In the event a Stock Option Agreement establishes an Option Period which does not begin immediately upon the grant thereof, such agreement may initially provide, or the Company may at any
time   thereafter unilaterally   amend  it  to  provide,   for  the immediate
exercisability of the Option granted therein upon the occurrence of events determined by the Company, in its sole discretion, to justify such immediate exercisability.

                           (5)      The Option price per share of Stock shall be
100% of the Fair Market Value at the Date of Grant. The Option price shall be payable in cash, in full, at the time of the exercise of the Option.

                  5.7 Dividend Equivalency. Any Option may, in the discretion of the Company, provide for dividend equivalency rights under which the Participant shall be entitled to additional payments, in the nature of compensation, equal to the amount of dividends which would have been paid, during the period such Option is held, on the number of shares of Stock equal to the number of shares subject to such Option.

                  5.8 Lapse of Option. An Option will lapse upon the first occurrence of one of the following circumstances: (i) 10 years from the Date of Grant; (ii) on the 90th day following the Optionee's Date of Retirement; (iii) on the date which is 60 days after an Optionee's Termination; or (iv) at the expiration of the Option Period set forth in the Stock Option Agreement. If, however, the Optionee dies within the Option Period and prior to the lapse of the Option, the Option shall lapse unless it is exercised within the Option Period or six months from the date of the Optionee's death, whichever is earlier, by the Optionee's legal representative or representatives or by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

                  5.9      Change in Control.

                           (1)      "Change In Control" shall be deemed to have
occurred upon the happening of any of the following events: (i) any Person or group of Persons (other than any shareholder of the Company as of the
Adoption Date), becomes the owner, directly or indirectly, whether by purchase, acquisition or otherwise, of 50% or more of the outstanding shares
of  the  Company;   or  (ii)  the  Company's shareholders approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of the Company's assets. The Company shall give prompt notice to all Optionees in the event it becomes aware that a Change In Control has occurred.

                           (2)      Upon the event of a Change in Control:  (i)
any Option outstanding prior to the date of the Change in Control shall become, notwithstanding any other provision of this Plan or any Stock Option Agreement, fully vested and immediately exercisable; and (ii) the Company may, in its sole discretion and subject to the provisions of Section 7 below, amend any Stock Option Agreement in such manner as it deems appropriate, but only as to those Options which have not been exercised.

                           (3)      Whenever deemed appropriate by the Company,
any action referred to in Section 5.9(2)(ii) may be made conditional upon the consummation of the applicable Change in Control transaction.

                  5.10 Restrictions. In furtherance of the foregoing, at the time of any exercise of an Option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee, as a condition to the exercise thereof, to deliver to the Company a written representation of the Optionee's present intention to purchase the Stock for investment and not for distribution. Each Option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that either

(i) the registration or qualification of Stock subject to an Option under any Securities Act, or (ii) the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

                  5.11 Changes in Capital Structure. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Stock, then appropriate adjustments shall be made in the shares of Stock theretofore awarded to the Optionees and in the aggregate number of shares of Stock which may be awarded pursuant to the Plan. Such adjustments shall be made by the Company and shall be binding and conclusive for all purposes. Additional shares of Stock issued to a Optionee as the result of any such change shall bear the same restrictions as the shares of Stock to which they relate.

         6. Other Payments or Options. Nothing contained in this Plan shall be deemed, in any way, to limit or restrict the Company from granting an option to purchase Stock or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         7. Amendment and Termination. The Board may, from time to time, suspend, discontinue, revise or amend this Plan in any respect whatsoever provided however that no such amendment shall materially impair any rights or materially increase any obligations under any outstanding Award without the consent of the Participant (or, upon the Participant's death or adjudication of mental incapacity, the person having the right to exercise the Award).

         8.       Miscellaneous Provisions.

                  8.1 Non-transferability. No benefit provided under this Plan shall be subject to alienation or assignment by a Optionee (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature. Any attempted alienation, assignment or attachment shall be void and of no effect whatsoever. Payment shall be made only to the Optionee entitled to receive the same or said Optionee's authorized legal representative.

                  8.2 No Employment Right or Right of Retainer. Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer, employee or consultant of the Company or any of its Subsidiaries.

                  8.3 Tax Withholding. Either the Company or a Subsidiary, as appropriate, shall have the right to deduct from all Awards paid in cash any taxes as it deems to be required by law to be withheld with respect to such cash payments. In the case of Awards paid in Stock, the employee or other person receiving such Stock may be required to pay to the Company or a Subsidiary, as appropriate, the amount of any such taxes which the Company or a Subsidiary is required to withhold with respect to such Stock. At the request of an Optionee, or as required by law, upon the exercise of an Option, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld or paid by the Optionee to the Company and remitted to the governmental entity entitled to receive the same.

                  8.4 Fractional Shares. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

                  8.5 Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Securities Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

                  8.6 Company Successors. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of the Company under this Plan.

                  8.7 Governing Law. All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the Netherlands Antilles, without regard to the principles of conflict of laws.

                  8.8 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any other pension, retirement, profit-sharing or group insurance plan of the Company or any Subsidiary.

                  8.9 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

                  8.10 Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles and headings, shall control.

         IN WITNESS WHEREOF, the Company has caused this Plan to be adopted effective as of December 17, 1996.

                                              EURONET SERVICES INC.


                                              ---------------------------------
                                              Jeffrey B. Newman, Vice-President
                                              and Secretary

                             STOCK OPTION AGREEMENT


         A Stock Option award is hereby granted by Euronet Services Inc., a Delaware corporation (the "Company"), to the person named below ("Optionee"), for and with respect to common stock of the Company, par value $0.02 per share ("Common Stock"), subject to the following terms and conditions:

1. Award. Subject to the provisions of this Stock Option Agreement (the "Option Agreement") and the Euronet Option Plan (the "Plan") the provisions of which are incorporated by reference, the Company hereby grants to Optionee an option (the "Stock Option") to purchase from the Company the number of shares of Common Stock, at the purchase price per share (the "Option Exercise Price"), in accordance with the terms of the schedule set forth below. Such Stock Option is sometimes referred to herein as the "Award".

         Name and Address of
         Optionee:                                   ----------------------
                                                     ----------------------
                                                     ----------------------
                                                     ----------------------

         Number of Shares Subject
         to Stock Option:                            _________

         Option Exercise Price
         Per Share:                                  ____

         Date of Grant
         For Vesting Purposes:              April 22, 1996

         Exercise Schedule:


             Number of Shares                   Exercise Period
         Subject to Stock Option            Date First Exercisable              Expiration Date
         -----------------------            ----------------------              ---------------
                  ___                                ___                              ___
                  ___                                ___                              ___
                  ___                                ___                              ___
                  ___                                ___                              ___
                  ___                                ___                              ___

2.       Conditions of Exercise.

         (a) The exercise of all or any portion of the Award is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by his/her execution of this Option Agreement in the space provided below and the return of an executed copy to the Company.

         (b) Written notice of an election to exercise any portion of the Award, substantially in the form adopted by the Company and specifying the number of shares for which an exercise is made, shall be given by Optionee, or his/her legal representative; (i) by delivering such notice to Mr. Michael Brown, c/o Bankomat Polska Sp. z.o.o., al. Jerozolimskie 65-79, Suite 12.18, 00-697 Warsaw, Poland, no later than the exercise date, or (ii) by mailing such notice, postage prepaid, addressed to the Company at the above address at least three business days prior to the exercise date.

3. Clarification of Change of Control Provision. For purposes of this Award, the provisions of Section 5.9 ("Change of Control") of the Plan shall be amended as follows:

         (a) The Company agrees to give Optionee notice of any Change of Control promptly, in order that Optionee may exercise any rights under Section 5.9(2) of the Plan;

         (b) The provision of Section 5.9(2)(ii) of the Plan shall be construed as being subject to the provisions of Section 8 of the Plan, and in particular the last sentence of Section 8.

4. No Rights Prior to Exercise. Neither Optionee nor any other person entitled to exercise the Stock Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any Common Stock issuable on exercise of the Stock Option, until the date of the issuance of a stock certificate for such Common Stock.

5. Return of Agreement. If the Award is exercised in whole, this Option Agreement shall be surrendered to the Company for cancellation. If the Award is exercised in part, or a change is made in the number of designation of the Common Stock, this Option Agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number of designation of the Common Stock.

6.       Representation.  Optionee represents, warrants and agrees that:

                  (i) Optionee will acquire and hold the shares purchased on exercise of the Stock Option for his/her own account for investment and not with the view of the resale or distribution thereof, except for resales or distribution in accordance with applicable securities laws;

                  (ii) Optionee will not, at any time, directly or indirectly, offer, sell, pledge, or otherwise grant a security interest in or otherwise transfer any portion of any shares purchased upon exercise of the Stock Option (or solicit an offer to buy, pledge or otherwise acquire, all or any portion thereof).

                  (iii) Optionee   acknowledges   that  Optionee  has  had  the
opportunity to ask questions of, and receive answers from, the officers and representatives of the Company concerning the Common Stock subject to this Option Agreement, as well as all material information concerning the Company and the terms and conditions of the transactions in which Optionee is acquiring the Stock Option and may subsequently acquire shares of Common Stock.

7.       Miscellaneous.

         (a) The grant of the Award hereunder shall not be deemed to give Optionee the right to be retained by the Company or to affect the right of the Company to discharge Optionee at any time.

         (b) The Award shall be exercised in accordance with such administrative regulations as the Company shall from time to time adopt.

         (c) The Award and this Option Agreement shall be construed, administered and governed in all respects under and by the laws of the Netherlands Antilles, without giving effect to principles of conflict of laws.

         (d) This Option Agreement supersedes all prior discussions and/or agreements between Optionee and the Company, or any of the subsidiaries of the Company, with respect to the subject matter hereof.


Dated:   ___________________


Euronet Services Inc.


-------------------------------
By:
Its:

The undersigned hereby accepts the foregoing Award and the terms and conditions hereof.

                                           --------------------------------
                                                          XXX




                                       3